Exhibit 10.2


                             Supplementary Agreement



Borrower:  Kadant Light Machinery (Jining) Co., Ltd.
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Enterprise Legal Person Business License No.: Qi Du Lu Ning Zong Zi No. 001159
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Legal Representative:  Peter J. Flynn
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Address:  No.99 Jidian Road 1, High and New Technologies Industry Development
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       Zone, Shandong 272023, China
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Financial Institution and Account No.:  Bank of China, Limited Jining Branch,
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                                405801738088091001
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Contact:  0537-2387726
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                                         - hereinafter referred to as "Borrower"




Lender:  Bank of China Limited, Jining Branch
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Legal Representative/Person-in-charge: Pang Xinfeng
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Address:  No. 99, Guanghe Road, Jining, Shandong China
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Contact:  0537-2609646
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                                           - hereinafter referred to as "Lender"


Borrower and Lender may be hereinafter collectively referred to as the "Parties" or, individually as a "Party".



Whereas, the Parties have entered into the (Middle/Long-Term) RMB Loan Agreement (No.: 2006Year Ji Zhong Yin Si Jie Zi KD0001 Hao) ("Loan Agreement") on June 6, 2006.



Whereas, the Parties have agreed on June 8, 2006 with respect to certain details of the performance of the Loan Agreement.

Accordingly, the Parties have decided to execute this Supplementary Agreement on June 8, 2006 as the supplementary agreement to Loan Agreement signed on June 6, 2006. The terms and conditions of the Supplementary Agreement are as follow:


1.    According to Article 2 of the Loan Agreement, the Parties agree that
      Article 2 shall be amended as the following:

Article 2  Term

The term of the Loan shall be 45 months and 22 days commencing from the drawdown
                              --            --
date as agreed upon by both parties hereto and ending on the last repayment date as agreed upon by both parties hereto. If it is agreed that the Loan shall be drawn within a specific period of time, then the "drawdown date" in the above sentence shall refer to the date on which such period shall commence.

Despite of this agreed term, the loan will be due one month prior to the expiry of the standby L/C stated in Article 9.


2.    According to Article 8 of the Loan Agreement, the Parties agree that
      Article 8 shall be amended as the following:


Article 8  Repayment

The Borrower must make repayments of the Loan one month before the expiry of the standby L/C, i.e. the repayment date is April 3, 2010.

In case of more than one loan agreement between the Borrower and the Lender under which the loans have expired, the Lender shall have the right to decide on the priority of repayment of such loans by the Borrower.

The Borrower may make early repayment without any penalty, provided that it shall notify the Lender of such early repayment 15 days in advance. Such
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repayments shall be in installments of not less than RMB 8 million. When the
Borrower makes early repayment, the Borrower shall have the right to decide on the priority of early repayments of loans with the Lender.



For the term of this Loan the Borrower shall not:

1) distribute profits;

2) be entitled to increase its borrowings beyond RMB 80 million. This restriction shall not apply to (a) shareholder's loans or affiliate loans or (b) third party loans taken to repay this Loan.

Any early repayment prior to expiration by the Borrower shall be applied against the drawdown of the Loan specified by the Borrower in the notice of repayment to Lender.

In such case, the Borrower shall not request to draw from the Loan any portion which has been early repaid by it with the consent of the Lender.

In the event the shareholder of the Borrower changes then the Loan shall become due unless the Lender consents to such change of shareholder. This restriction shall not apply to affiliates of the Borrower or the Borrower's shareholder.


3.    According to Article 9 of the Loan Agreement, the Parties agree that
      Article 9 shall be amended as the following(pound)(0)

Article 9  Security

Any and all liabilities hereunder shall be secured by the standby L/C issued by Bank of China Ltd. New York branch, initially in the amount of US$ 10 million, and as reduced as provided below.


The Lender agrees that the amount of the standby L/C shall be reduced to the extent the principal amount of the loans outstanding are repaid voluntarily by the Borrower or are repaid upon the expiration of the loans. Lender agrees to notify Bank of China-NY and JPMorgan Chase Bank within 10 days of a loan repayment. Such notice shall state (1) the amount in RMB of repayment made, (2) the outstanding amount of the existing RMB loans and (3) instructions to the issuing bank to reduce the standby L/C (within three days of such instructions) by the USD equivalent amount equal to the repayment amount, determined by dividing the repayment amount by the prevailing exchange rate of RMB to USD publicized by Bank of China, Head Office on the issuing date of the standby L/C (the "Issued Exchange Rate"). For example, if this loan is repaid prior to its expiration by 8 million RMB principal amount, and the Issued Exchange Rate is 8 RMB to one USD, then the US$ L/C will be reduced by US$1 million. The Lender at its option may recalculate the USD value of the principal amount of all outstanding loans after the prepayment by dividing the unpaid principal amount of the RMB loans outstanding between the Borrower and the Lender (the "RMB Loans") by the then prevailing exchange rate of RMB to USD exchange publicized by the Bank of China, Head Office. However, in no event will the exchange rate used to revalue the principal amount of outstanding RMB Loans be less than 90% of the Issued Exchange Rate. If the amount of the USD standby L/C is less than the then unpaid principal amount of the RMB Loans, the Lender may request the Borrower to provide additional guarantees, provided that the sum of the value of all such additional guarantees (including previously provided guarantees) and the amount of the standby L/C may not exceed USD $10 million.

If the standby L/C expires in advance, the loan will be due one month prior to the expiry of the standby L/C. The lender shall have the right to take back the loan or claim on the standby L/C opening bank according the standby L/C terms. The reimbursement rate of RMB to USD is 7 days forward buying rate listed by Bank of China on the clam date.

4. This Supplementary Agreement shall be deemed as an integral part of the Loan Agreement. All matters not specified in this Supplementary Agreement shall be subject to the terms of the Loan Agreement.

5. This Supplementary Agreement is made in both Chinese and English language and it is agreed by both Parties that both versions are consistent in all material respects and are equally valid.

6. This Supplementary Agreement shall be executed in both English and Chinese in four (4) originals, each party shall hold two (2) originals in each language.

7. This Supplementary Agreement shall become effective as of date when the Loan Agreement becomes effective.







For and on behalf of:

Borrower:  Kadant Jining Light Machinery Co., Ltd. (official seal)


Signed by: /s/ Gan Ben Keong
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           Legal Representative (or authorized signatory)

Date:      ______________, ____





For and on behalf of:


Lender: Bank of China Stock Limited, Jining Branch (official seal)


Signed by: /s/ Xia Xiaofeng
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           Legal Representative (or authorized signatory)

Date:      ______________, ____